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                                                                   EXHIBIT 23.05

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our Firm under the caption "Experts" and to the use our report dated March 12, 1999 with respect to the financial statements of Balisoft Technologies Inc. as at December 31, 1998 and 1997 and for the year ended December 31, 1998 and for the period from the date of incorporation, June 5, 1997, to December 31, 1997 in the registration statement on Form S-4 of Broadbase Software Inc.


                                                        /s/ ERNST & YOUNG LLP


Toronto, Canada
October 20, 2000                                        Chartered Accountants